Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-111665) of the Company dated December 31, 2003

2.	Registration Statement (Form S-8 No. 333-122494) of the Company dated February 2, 2005

3.	Registration Statement (Form S-8 No. 333-142699) of the Company dated May 8, 2007

4.	Registration Statement (Form S-8 No. 333-150962) of the Company dated May 16, 2008

5.	Registration Statement (Form S-8 No. 333-159360) of the Company dated May 20, 2009

6.	Registration Statement (Form S-8 No. 333-205229) of the Company dated June 25, 2015

7.	Registration Statement (Form S-8 No. 333-228096) of the Company dated October 31, 2018

8.	Registration Statement (Form S-8 No. 333-230241) of the Company dated March 13, 2019

9.	Registration Statement (Form S-8 No. 333-235311) of the Company dated November 29, 2019 of our reports dated February 28, 2020, with respect to the consolidated financial statements of Piper Sandler Companies (“the Company”) and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 28, 2020